UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2022

Ryerson Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34735

(Commission File Number)

26-1251524

(IRS Employer Identification No.)

227 W. Monroe St., 27th Floor, Chicago, IL 60606

(Address of principal executive offices and zip code)

(312) 292-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value, 100,000,000 shares authorized	RYI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Tender Offer

On May 26, 2022, Ryerson Holding Corporation (the “Company”) announced the early results of the previously announced cash tender offer (the “Tender Offer”) by Joseph T. Ryerson & Son, Inc., the Company’s wholly owned subsidiary (“JT Ryerson”). The Tender Offer was upsized by increasing the maximum amount of the Tender Offer to $132,155,000 (as increased and amended, the “Maximum Tender Amount”) from $75,000,000 in aggregate principal amount of JT Ryerson’s outstanding 8.50% Senior Secured Notes due 2028 (the “Notes”).

Because JT Ryerson expects to accept for purchase the Maximum Tender Amount of Notes, no additional Notes are expected to be purchased pursuant to the Tender Offer after May 26, 2022, the early tender time. The press release relating to the early tender results is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

Neither the press release nor this Current Report on Form 8-K constitutes an offer to purchase, an offer to sell, a solicitation of an offer to purchase or a solicitation of consents with respect to any securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press Release, dated May 26, 2022, issued by Ryerson Holding Corporation.

104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 2022

RYERSON HOLDING CORPORATION

By:	/s/ James J. Claussen
Name:	James J. Claussen
Title:	Executive Vice President and Chief Financial Officer